UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 1, 2013

IRONWOOD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34620	04-3404176
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

301 Binney Street		02142
Cambridge, Massachusetts		(Zip code)
(Address of principal executive offices)
(617) 621-7722
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 1, 2013, the Board of Directors (the “Board”) of Ironwood Pharmaceuticals, Inc. (the “Company”) increased the number of directors from nine to ten and elected Edward P. Owens as a Class III director. Mr. Owens’ term will expire at the Company’s 2013 annual meeting of shareholders, at which time he will be on the ballot for re-election.  Mr. Owens has been appointed to the Governance and Nominating Committee of the Board.

In connection with Mr. Owens’ appointment, he was granted a restricted stock award of 8,333 shares of the Company’s Class A common stock effective March 1, 2013. The forfeiture rights for such shares will lapse on each date set forth below, provided that Mr. Owens continues to serve as a member of the Board on such date:

Date	Number of Shares
March 31, 2013	833
June 30, 2013	2,500
September 30, 2013	2,500
December 31, 2013	2,500

There is no arrangement or understanding between Mr. Owens and any other person pursuant to which Mr. Owens was selected as a director. Mr. Owens is not, and has not been since January 1, 2012, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The full text of the press release issued in connection with the announcement of Mr. Owens’ election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference as though fully set forth herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Ironwood Pharmaceuticals, Inc. Press Release dated March 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD PHARMACEUTICALS, INC.

Dated: March 5, 2013	By:	/s/ Halley E. Gilbert
Name: Halley E. Gilbert
Title: Vice President, Legal Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Ironwood Pharmaceuticals, Inc. Press Release dated March 4, 2013